Exhibit 99.2

News Release

Investor Relations: Sara Gubins, +1 646 654 8153

Media Relations: Laura Nelson, +1 203 563 2929

NIELSEN TO SEPARATE INTO TWO LEADING GLOBAL COMPANIES

•	Nielsen Concludes Comprehensive Strategic Review Process; Announces Plan to Spin-Off Nielsen’s Global Connect Business
•	Separation Sharpens Strategic Focus; Allows Each Business to Most Effectively Serve Rapidly Changing End-Markets and Invest in Growth Opportunities
•	Each Business Is Well-Positioned to Accelerate Growth and Profits Over Time
•	Developing Fit-for-Purpose Capital Structures and Allocation Strategies
•	Nielsen to Adjust Dividend to Strengthen Balance Sheet Ahead of Separation and Provide Added Flexibility to Invest for Growth
•	Nielsen Also Announces Third Quarter 2019 Results, Reaffirms Revenue, Adjusted EBITDA, and Free Cash Flow Guidance for 2019, and Increases Adjusted EPS Guidance for 2019

New York, USA – November 7, 2019 – Nielsen Holdings plc (“Nielsen” NYSE: NLSN) announced today the completion of its strategic review and its plan to spin-off the company's Global Connect business, creating two independent, publicly traded companies—the Global Media business and the Global Connect business—each of which will have sharper strategic focus and greater opportunity to leverage its unique competitive advantages. The strategic review was led by James Attwood, Chairman of Nielsen’s Board of Directors.

“Nielsen has two strong and global franchises—Global Media and Global Connect. Following an extensive review process, which included an in-depth analysis of our businesses, strategies and market opportunities, the Board concluded that separating into two independent, publicly traded companies is the best path to position each business for long term success and maximize value creation,” commented Attwood. “As independent companies, both Nielsen—the Global Media business—and the new company consisting of Global Connect will enjoy added flexibility and further strengthen their paths toward a new phase of growth, productivity and industry leadership.”

“Since beginning the strategic review, Nielsen has evolved significantly. We are building a track record of execution, led by improved operational and financial discipline, and we have confidence in the path forward for each business,” said David Kenny, Chief Executive Officer. “Both the Global Media and Global Connect businesses are independently essential to the industries they serve, but each business has unique dynamics. Our decision to separate them marks a milestone in our strategic evolution and will best position each to serve the specific needs of their clients and successfully address rapidly changing dynamics in the marketplace. As two independent companies, we can better drive decision making with velocity and push key initiatives to accelerate performance enhancements of each business.”

Creating two separate and independent publicly traded companies will enable each business to:

•	Drive results with a singular focus and an independent structure that allows faster decision-making.
•	Implement distinct, fit-for-purpose capital structures and allocation strategies aligned with growth plans.
•	Benefit from strategic flexibility to invest in growth opportunities.
•	Create compelling pure-play investment opportunities for investors by driving accelerated growth and profits over time.

As Nielsen prepares for the separation, it has been developing fit-for-purpose capital structure targets for both businesses. As part of the separation, the Board of Directors approved a reduction of the dividend, with the goal of strengthening the two prospective balance sheets ahead of the separation and providing added flexibility to invest for growth. Beginning with Nielsen’s next dividend payment in December 2019, Nielsen will reduce its quarterly cash dividend payment to $0.06, from $0.35, per ordinary share. The dividend is payable on December 5, 2019, to shareholders of record at the close of business on November 21, 2019.

With the completion of the strategic review, James Attwood resumes his role as Chairman of the Board, effective immediately. He had been serving as Executive Chairman to oversee the Company’s strategic review and Chief Executive Officer search.

After the separation is complete, David Kenny will serve as the Chief Executive Officer of Nielsen’s Global Media business. Nielsen has begun a search for a Chief Executive Officer of the Global Connect business which will consider both external and internal candidates. Additions to the management teams and the composition of the boards of directors for both companies will be named in due course.

Nielsen Global Media Overview

Nielsen Global Media, the arbiter of truth for media markets, provides media and advertising clients with unbiased and reliable metrics that create the shared understanding of the industry required for markets to function, enabling its clients to grow and succeed across the $600 billion global advertising market. Nielsen Global Media helps clients to define exactly who they want to reach, as well as optimize the outcomes they can achieve. The company’s cross-platform measurement strategy brings together the best of TV and digital measurement to ensure a more functional marketplace for the industry.

Nielsen Global Connect Overview

Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and a complete picture of the complex and changing marketplace that brands need to innovate and grow their businesses. Nielsen Global Connect provides data and builds tools that use predictive models to turn observations in the marketplace into business decisions and winning solutions. The business’s data and insights, combined with the only open, cloud native measurement and analytics platform that democratizes the power of data, continue to provide an essential foundation that makes markets possible in the rapidly evolving world of commerce. With Nielsen Global Connect’s set of guiding truths, businesses have the tools to create new opportunities.

Transaction Details

The transaction will be in the form of a distribution to Nielsen shareholders of 100% of the shares of a new entity holding the Nielsen Global Connect business, which will generally be intended to qualify as tax-free to Nielsen and its shareholders for U.S. federal income tax purposes. Immediately following the transaction, Nielsen shareholders will own shares of both Nielsen and the new entity holding the Nielsen Global Connect business. In conjunction with the spin, Nielsen Global Connect is expected to raise new debt. It is currently anticipated that substantially all of the proceeds of the new debt will be used for debt reduction at Nielsen.

Nielsen currently expects the spin-off transaction to be completed in nine to twelve months, subject to certain conditions, including, among others, the receipt of final Board approval, receipt of an opinion from counsel and/or ruling regarding the U.S. federal income tax treatment of the distribution, the effectiveness of a Form 10 registration statement to be filed with the Securities and Exchange Commission (SEC), the approval of Nielsen shareholders and works council consultations.

J.P. Morgan Securities LLC and Guggenheim Securities LLC are acting as financial advisors to Nielsen, and Wachtell, Lipton, Rosen & Katz, Baker McKenzie and Clifford Chance LLP are serving as legal advisors to Nielsen.

Third Quarter 2019 Results

Separately, Nielsen announced today its third quarter 2019 results, reaffirmed revenue, Adjusted EBITDA, and free cash flow guidance for 2019, and increased Adjusted EPS guidance for 2019. Further details can be found on Nielsen’s website at http://www.nielsen.com/investors or on EDGAR at http://www.sec.gov.

Conference Call and Webcast

Nielsen will hold a conference call to discuss today’s announcements at 8:00 a.m. U.S. Eastern Time (ET) on November 7, 2019. The audio and slides for the call can be accessed live by webcast at http://nielsen.com/investors or by dialing +1-833-236-2755. Callers outside the U.S. can dial +1-647-689-4180. A replay of the event will be available on Nielsen’s Investor Relations website, http://nielsen.com/investors, from 11:00 a.m. ET, November 7, 2019, until 11:59 p.m. ET, November 14, 2019. The replay can be accessed from within the U.S. by dialing +1-800-585-8367. Other callers can access the replay at +1-416-621-4642. The replay pass code is 8199309.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge. For more than 90 years Nielsen has provided data and analytics based on scientific rigor and innovation, continually developing new ways to answer the most important questions facing the media, advertising, retail and fast-moving consumer goods industries. An S&P 500 company, Nielsen has operations in over 100 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information. Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors and our Twitter account at http://twitter.com/Nielsen.

Forward-Looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the spin-off transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the expected benefits and costs of the spin-off transaction, the expected timing of completion of the spin-off transaction, the ability of Nielsen to complete the spin-off transaction considering the various conditions to the completion of the spin-off transaction (some of which are outside Nielsen’s control, including those conditions related to regulatory approvals), business disruption during the pendency of or following the spin-off transaction, diversion of management time on the spin-off transaction-related issues, failure to receive the required shareholder approval of the spin-off transaction, retention of existing management team members, the reaction of customers and other parties to the spin-off transaction, the qualification of the spin-off transaction as a tax-free transaction for U.S. federal income tax purposes (including whether or not an IRS ruling will be sought or obtained), potential dissynergy costs between Nielsen Global Connect and Nielsen Global Media, the impact of the spin-off transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Important Additional Information

In connection with the transaction, Nielsen expects to file with the SEC a proxy statement of Nielsen, as well as other relevant documents concerning the transaction. This communication is not a substitute for the proxy statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read the proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2019 annual meeting, which was filed with the SEC on April 9, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the SEC in connection with the transaction. Free copies of this document may be obtained as described in the preceding paragraph.

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